UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 7, 2014

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Directors

On April 7, 2014, Henry L. Nordhoff and Andrew C. von Eschenbach resigned from our Board of Directors.  Mr. Nordhoff had served on our Audit Committee.  Dr. von Eschenbach had served on our Nominating/Corporate Governance Committee and our Science and Technology Committee.

Mr. Nordhoff and Dr. von Eschenbach informed our Chairman that they were resigning from the BioTime Board of Directors in order to focus their attention on the therapeutic stem cell business of our subsidiary Asterias Biotherapeutics, Inc. (“Asterias”).  Mr. Nordhoff also informed our Chairman that his decision to resign from our Board was influenced by an offer he had received to serve as the executive chairman of a new company that might compete with another BioTime subsidiary.

On April 10, 2014, Mr. Nordhoff and Dr. von Eschenbach resigned from the Asterias Board of Directors (the “Asterias Board”) following a meeting of the Asterias Board.  At the Asterias Board meeting, Mr. Nordhoff and Dr. von Eschenbach were informed that BioTime had acted by written consent as a stockholder of Asterias to amend the Asterias Bylaws to increase the number of authorized directors and to elect three new directors to fill the vacancies on the Asterias Board.  The Asterias Board then voted to terminate Thomas Okarma’s employment as Asterias’ President and Chief Executive Officer.  Mr. Nordhoff and Dr. von Eschenbach voted against the termination of Dr. Okarma’s employment and against the appointment of Michael D. West as President and Chief Executive Officer of Asterias.

Election of Directors to Fill Vacancies

On April 9, 2014, our Board of Directors appointed Deborah Andrews and David Schlachet to the Board of Directors, effective on April 11, 2014, to fill the vacancies created by the resignations of Mr. Nordhoff and Dr. von Eschenbach.

David Schlachet, 69, serves as a director of several public and private Israeli companies.  Mr. Schlachet served as chairman of Syneron Medical Ltd., an Israeli aesthetic medical device company, from April 2013 to February 2014 and prior to that, he served as Syneron Medical’s Chief Executive Officer from November 2005 to May 2007, after serving as its Chief Financial Officer beginning in June 2004.  From November 2008 to November 2012, Mr. Schlachet served as a director of the Tel Aviv Stock Exchange and Chairman of its Audit Committee.  From 2000 to June 2004 Mr. Schlachet served as Managing Partner of Biocom, a venture capital fund specializing in the life sciences field.  From 1995 to 2000, Mr. Schlachet served as a Senior Vice President and Chief Financial Officer of Strauss Elite Holdings, an Israeli packaged food group, and from 1997 to 2000 he also served as active Chairman of Elite Industries, an Israeli coffee, confectionary and salty snacks manufacturer.  From 1988 till 1995 Mr. Schlachet served as Vice President of Finance and Administration of the Weizmann Institute of Science, Israel’s premier post-graduate scientific research institute, and as Chief Executive Officer of its technology transfer company Yeda Research and Development Company, Ltd.  Mr. Schlachet serves as a director of Syneron Medical Ltd, EzChip Semiconductor Ltd, Taya Investments Ltd (Chairman), Mazor Robotics Ltd and BioCancell Ltd.  Mr. Schlachet also serves as Chairman of the Board of our subsidiary Cell Cure Neurosciences, Ltd.  Mr. Schlachet holds a B.Sc. degree in chemical engineering and an M.B.A. from the Tel-Aviv University.

Deborah Andrews, 56, has served as Vice President-Chief Accounting Officer of STAAR Surgical Company since 2013, and served as STAAR Surgical’s Vice President-Chief Financial Officer from 2005 to 2013, as its Global Controller from 2001 to 2005, and as its Vice President-International Finance from 1999 to 2001.  Ms. Andrews previously worked as a senior accountant for a major public accounting firm.  Ms. Andrews holds a B.S. degree in Accounting from California State University at San Bernardino.

Ms. Andrews will serve on our Audit Committee.

Compensation of Directors

For serving as non-employee directors of BioTime, Mr. Schlachet and Ms. Andrews will each receive an annual cash fee of $30,000.   Ms. Andrews will also receive an annual fee of $10,000 for serving on the Audit Committee.  The annual fees for serving on the Board or a committee are payable in four equal quarterly installments, with each payment conditioned upon the director serving on the Board or the applicable committee for the entire calendar quarter.

In addition to the annual fees, Mr. Schlachet and Ms. Andrews will be entitled to receive $2,000 for meetings of the Board of Directors attended in person, and $1,000 for meetings attended by telephone conference.  As a member of the Audit Committee, Ms. Andrews will receive $1,500 for each Audit Committee meeting attended in person and $700 for each meeting attended by telephone conference.

In addition to cash fees, Mr. Schlachet and Ms. Andrews will receive an annual grant of options to purchase 20,000 common shares under our Equity Incentive Plan.  The options will vest and thereby become exercisable in four equal quarterly installments, with quarterly vesting conditioned upon the director serving on the Board of Directors for the entire quarter.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Letter of resignation, dated April 7, 2014, from Andrew von Eschenbach

99.2	Letter of resignation, dated April 7, 2014, from Henry L. Nordhoff

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: April 11, 2014	By:	/s/ Michael D. West
Chief Executive Officer

Exhibit Number	Description
99.1	Letter of resignation, dated April 7, 2014, from Andrew von Eschenbach

99.2	Letter of resignation, dated April 7, 2014, from Henry L. Nordhoff